Exhibit 23.1

Consent Of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Nos. 333-231953, 333-143854, 333-204619, 333-225404 and 2-81081) on Form S-8 of AstroNova, Inc. of our report dated April 18, 2022, related to our audit of the consolidated financial statements, internal control over financial reporting and the financial statement schedule, which appear in this Annual Report on Form 10-K for the year ended January 31, 2022.

/s/ Wolf & Company, P.C.

Boston, Massachusetts
April 18, 2022